Calculation of Yield
                          High Income Tax-Exempt Fund

        The annualized yield based on the month of December 1988 was calculated according to the following formula:

                    a-b
        YIELD = 2[(----- +1) 6 -1]
                    cd

Where:  a = dividends and interest earned during the period

        b = expenses accrued for the period (net of reimbursements)

        c = the average daily number of shares outstanding during the period that were entitled to receive dividends

        d = the maximum offering price per share on the last day of the month

Therefore:

        YIELD = 2 [(220,977 - 31,981
                    ----------------   +1) 6 -1]
                    4,324,721 x 7.58

              = 7.02%

        See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

        Expenses accrued ("b" above) are net of expenses that the Investment Manager reimbursed to the Fund.

        Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

HIGH INCOME TAX-EXEMPT FUND
Nonstandardized Total Return Computation

Original Amt. Invested       $1,000.00
Commission at 0.0%               $0.00
Net Amount to Fund           $1,000.00
Purchase price                   $7.03
Shares acquired                142.248

           Beginning   Monthly              Reinvest     Shares     New       Month-end                 Monthly         ITD
 Month      Shares     Income    Dividend    Price     Purchased   Shares        NAV         ERV      Performance   Performance
07/31/88   142.248     0.0434      6.l7      $7.03       0.878     143.125      $7.03     $l,006.17       0.62         0.62
08/31/88   143.125     0.0434      6.21      $7.06       0.879     144.004      $7.06     $l,016.67       1.04         1.67
09/30/88   144.004     0.0434      6.25      $7.15       0.873     144.878      $7.15     $l,035.88       1.69         3.59
10/31/88   l44.878     0.0423      6.l2      $7.25       0.844     145.722      $7.25     $1,056.48       1.99         5.65
11/30/88   145.722     0.0423      6.l6      $7.17       0.859     146.581      $7.17     $l,050.98      -0.52         5.10
12/30/88   146.581     0.0423      6.l9      $7.24       0.855     147.436      $7.24     $l,067.44       1.57         6.74

No annualization is made and dividends are reinvested at month-end net asset value. Computation for the six months ended December 31, 1988:

P(1 + T)(n) = ERV

1000(1 + T)(1) = 1,067.44

         T = 6.74%

HIGH INCOME TAX-EXEMPT FUND
Standard Total Return Computations - Since Inception

Original Amt. Invested       $1,000.00
Commission at 4.5%              $45.00
Net Amount to Fund             $955.00
Purchase price                   $7.40
Shares acquired                129.054

           Beginning   Monthly              Reinvest     Shares     New      Month-end                 Monthly         ITD
 Month      Shares     Income    Dividend    Price     Purchased   Shares       NAV         ERV      Performance   Performance
09/30/86   129.054     0.0529      6.83      $7.37       0.926     129.980    $7.32        $951.46      -4.85        -4.85
10/31/86   129.980     0.0412      5.36      $7.48       0.716     130.696    $7.46        $974.99       2.47        -2.50
11/30/86   130.696     0.0397      5.19      $7.55       0.687     131.384    $7.54        $990.63       1.60        -0.94
12/31/86   131.384     0.0367      4.82      $7.50       0.643     132.026    $7.49        $988.88      -0.18        -1.11
01/31/87   132.026     0.0407      5.37      $7.65       0.702     132.729    $7.66      $1,016.70       2.81         1.67
02/28/87   132.729     0.0412      5.47      $7.71       0.709     133.438    $7.72      $1,030.14       1.32         3.01
03/31/87   133.438     0.0603      8.05      $7.57       1.063     134.501    $7.63      $1,026.24      -0.38         2.62
04/30/87   134.501     0.0400      5.38      $6.98       0.771     135.272    $7.03        $950.96      -7.34        -4.90
05/31/87   135.272     0.0417      5.64      $6.91       0.816     136.088    $6.89        $937.65      -1.40        -6.24
06/30/87   136.088     0.0417      5.67      $7.07       0.803     136.891    $7.04        $963.71       2.78        -3.63
07/31/87   136.891     0.0417      5.71      $7.08       0.806     137.697    $7.11        $979.02       1.59        -2.10
08/31/87   137.697     0.0417      5.74      $6.88       0.834     138.531    $7.10        $983.57       0.46        -1.64
09/30/87   138.531     0.0434      6.01      $6.69       0.899     139.430    $6.75        $941.15      -4.31        -5.88
10/31/87   139.430     0.0434      6.05      $6.76       0.895     140.325    $6.6l        $927.55      -1.45        -7.25
11/30/87   140.325     0.0434      6.09      $6.82       0.893     141.217    $6.79        $958.86       3.38        -4.11
12/31/87   141.217     0.0434      6.12      $6.90       0.888     142.105    $6.86        $974.84       1.67        -2.52
01/31/88   142.105     0.0434      6.16      $7.14       0.863     142.968    $7.10      $1,015.07       4.13         1.51
02/29/88   142.968     0.0434      6.20      $7.14       0.868     143.836    $7.14      $1,026.99       1.17         2.70
03/31/88   143.836     0.0434      6.24      $6.96       0.896     144.733    $6.99      $1,011.68      -1.49         1.17
04/30/88   144.733     0.0434      6.28      $6.98       0.899     145.632    $7.00      $1,019.42       0.77         1.94
05/31/88   145.632     0.0434      6.32      $6.98       0.905     146.537    $6.98      $l,022.83       0.33         2.28
06/30/88   146.537     0.0434      6.36      $7.02       0.905     147.442    $7.03      $1,036.52       1.34         3.65
07/31/88   147.442     0.0434      6.39      $7.05       0.907     148.349    $7.03      $1,042.89       0.62         4.29
08/31/88   148.349     0.0434      6.43      $7.10       0.906     149.255    $7.06      $l,053.74       1.04         5.37
09/30/88   149.255     0.0434      6.47      $7.19       0.900     150.155    $7.15      $1,073.61       1.89         7.36
10/31/88   150.155     0.0423      6.34      $7.23       0.878     151.033    $7.25      $l,094.99       1.99         9.50
11/30/88   151.033     0.0423      6.38      $7.18       0.889     151.922    $7.17      $l,089.28      -0.52         8.93
12/30/88   141.922     0.0423      6.42      $7.24       0.887     152.808    $7.24      $1,106.33       1.57        10.63


For the twenty-eight month period from commencement of operations on August 25, 1986 through December 31, 1988:

P(1 + T)(n) = ERV

1000(1 + T)(28/12) = 1,106.33

         T = 4. 43%

HIGH INCOME TAX-EXEMPT FUND
Standard Total Return Computations- One Year

Original Amt. Invested       $1,000.00
Commission at 4.5%              $45.00
Net Amount to Fund             $955.00
Purchase price                   $6.86
Shares acquired                139.213


           Beginning   Monthly              Reinvest     Shares     New     Month-end                 Monthly         ITD
 Month      Shares     Income    Dividend    Price     Purchased   Shares     NAV          ERV      Performance   Performance
01/31/88   139.213     0.0434      6.04      $7.14       0.846     140.058   $7.10        $994.41      -0.56         -0.56
02/29/88   140.058     0.0434      6.07      $7.14       0.851     140.909   $7.14      $1,006.09       1.17          0.61
03/31/88   140.909     0.0434      6.11      $6.96       0.878     141.787   $6.99        $991.09      -1.49         -0.89
04/30/88   141.787     0.0434      6.15      $6.98       0.881     142.668   $7.00        $998.68       0.77         -0.13
05/31/88   142.668     0.0434      6.l9      $6.98       0.886     143.555   $6.98      $1,002.01       0.33          0.20
06/30/88   143.555     0.0434      6.23      $7.02       0.887     144.441   $7.03      $1,015.42       1.34          1.54
07/31/88   144.441     0.0434      6.26      $7.05       0.889     145.330   $7.03      $1,021.67       0.62          2.17
08/31/88   145.330     0.0434      6.30      $7.10       0.888     146.218   $7.06      $l,032.30       1.04          3.23
09/30/88   146.218     0.0434      6.34      $7.19       0.882     147.100   $7.15      $1,051.76       1.89          5.18
10/31/88   147.100     0.0423      6.22      $7.23       0.860     147.959   $7.25      $1,072.71       1.99          7.27
11/30/88   147.959     0.0423      6.25      $7.18       0.871     148.830   $7.17      $1,067.11      -0.52          6.71
12/30/88   148.830     0.0423      6.29      $7.24       0.869     149.699   $7.24      $l,083.82       1.57          8.38


For the twelve months ended December 31, 1988:

P(1 + T)(n) = ERV

1000(1 + T)(1) = 1,083.82

         T = 8.38%